Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Piper Jaffray Companies (the Company) of our reports dated February 27, 2013, with respect to the consolidated financial statements of the Company and the effectiveness of internal control over financial reporting of the Company, included in the 2012 Annual Report to Shareholders of the Company.

We consent to the incorporation by reference in the following Registration Statements

1.	Registration Statement (Form S-8 No. 333-111665) of the Company dated December 31, 2003

2.	Registration Statement (Form S-8 No. 333-112384) of the Company dated January 30, 2004

3.	Registration Statement (Form S-8 No. 333-122494) of the Company dated February 2, 2005

4.	Registration Statement (Form S-8 No. 333-142699) of the Company dated May 8, 2007

5.	Registration Statement (Form S-8 No. 333-150962) of the Company dated May 16, 2008

6.	Registration Statement (Form S-8 No. 333-159360) of the Company dated May 20, 2009

7.	Registration Statement (Form S-8 No. 333-165094) of the Company dated February 26, 2010 of our reports dated February 27, 2013, with respect to the consolidated financial statements of the Company and the effectiveness of internal control over financial reporting of the Company, incorporated herein by reference.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
February 27, 2013